SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Dated June 6, 2008

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrants Certifying Accountant.

                On May 1, 2008, the Company engaged Ernst & Young LLP (“Ernst & Young”) to serve as the Company’s independent public accountants for the fiscal year ending July 31, 2008, following KPMG’s completion of its review of Zale Corporation’s interim financial information as of and for the three-month and nine-month periods ended April 30, 2008, which review was completed on June 6, 2008. The decision to change accountants was approved by the Audit Committee of the board of directors.  The change in accountants eliminates any issue as to whether KPMG’s independence could be impacted by the service of Richard C. Breeden and James Cotter as members of the Company’s Board of Directors.  Mr. Breeden serves as KPMG’s Monitor, and Mr. Cotter is a member of Breeden’s monitoring team.

                During the two fiscal years ended July 31, 2007 and July 31, 2006, and the subsequent interim period through June 12, 2008, there were no (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) except as noted below, reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

                The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended July 31, 2007, and 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of July 31, 2007, and on management’s assessment of the effectiveness of internal control over financial reporting  and the effectiveness of internal control over financial reporting as of July 31, 2006, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of July 31, 2006, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the Company did not maintain effective policies and procedures to ensure the accounting for certain derivative financial instrument was in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.  Specifically, the Company had inadequate policies and procedures in place to ensure compliance with the documentation requirements of SFAS 133 at inception of the hedge relationship and failed to properly assess effectiveness and measure ineffectiveness at inception and on a quarterly basis. In addition, the Company did not have resources with sufficient technical experience related to the application of the provisions of SFAS 133. These deficiencies resulted in errors related to the recognition and classification of gains and losses on certain derivative financial instruments in the Company’s financial statements. These deficiencies also resulted in more than a remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected.  The Company confirms that KPMG discussed the material weakness with the Audit Committee and that the Company authorized KPMG to discuss the material weakness with E&Y.

                During the fiscal years ended July 31, 2007 and July, 31 2006, and through the date hereof, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a “reportable event.”

                The Company provided KPMG with a copy of the foregoing disclosures.  Exhibits 16.1 and 16.2 are copies of KPMG’s letter, dated May 1, 2008, and June 12, 2008.

Item 9.01               Financial Statements and Exhibits.

                                                (d)                                  Exhibits.

16.1                           Letter from KPMG LLP to the Securities and Exchange Commission, dated May 1, 2008, regarding change in certifying accountant — incorporated by reference to Exhibit 10.1 to Form 8-K filed May 1, 2008

16.2                           Letter from KPMG LLP to the Securities and Exchange Commission, dated June 12, 2008, regarding change in certifying accountant — attached hereto

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

	By:	/s/ Rodney Carter
Date: June 12, 2008		Rodney Carter
Executive Vice President, Chief Financial
Officer and Chief Administrative Officer